UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014
ORGANOVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr., San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 550-9994
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in the Current Report on Form 8-K filed on December 8, 2014 (the “Original Form 8-K”) by Organovo Holdings, Inc. (the “Company”), relating to the appointment of Kirk Malloy, Ph.D. as a new Class I director. The purpose of this Amendment is to update the Original Form 8-K to provide information relating to the appointment of Dr. Malloy to certain standing Committees of the Company’s Board of Directors (the “Board”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on December 8, 2014 the Company issued a press release regarding the appointment of Kirk Malloy, Ph.D., as a new Class I director of the Company.  At the time of his initial appointment, Dr. Malloy was not appointed to any of the Board’s standing Committees.  On March 16, 2015, Dr. Malloy was appointed as a member of each of the Board’s Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: March 19, 2015	/s/ Keith Murphy
Keith Murphy
Chief Executive Officer